Exhibit 99.1

Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road, Oak Brook, Ill., 60523

FOR IMMEDIATE RELEASE

Date: December 3, 2004

Contact:          Rick Fox, Inland Communications, Inc.
                        (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

Inland Retail Real Estate Trust, Inc. completes $90 million in development projects

OAK BROOK, IL -- Inland Retail Real Estate Trust, Inc., a real estate investment trust, has developed 11 new retail projects in the past 12 months, completing $90 million worth of newly constructed shopping centers and drug stores in several East Coast states.

"Inland Retail got its start primarily as a purchaser of existing retail properties, owning and managing shopping centers that were developed and built by other companies," said Barry Lazarus, president of Inland Retail. "But by branching out into the development of properties for its own benefit, Inland Retail has been able to add properties to its portfolio that are expected to achieve a rate of return greater than would be anticipated if the REIT was to acquire such properties from a third party upon completion of development."

Developing retail projects typically generates a greater rate of return for Inland Retail than simply buying them, Lazarus said, because the REIT does not have to pay a developer for its services or profit. Inland Retail also reaps additional returns in cases where the REIT provides the funds to another developer for construction of a project, thereby minimizing the fees paid to the developer.

Thanks in part to today's low interest rates, Inland Retail believes that the 11 developed properties will produce, on average, a cash flow return of 12 percent on the equity invested by the REIT in the development of the properties.

Of the 11 development projects this year, five are shopping centers anchored by Publix Supermarkets in Georgia and Florida. Of the other six, all of which are located in the Carolinas, one is a shopping center anchored by a Bi-Lo grocery store, and the remaining five are Eckerd drug stores. Three of the Publix-anchored centers are already being expanded with additional space as part of the second phase of construction.

Inland Retail is pursuing new development opportunities in the Southeast United States. The REIT's development projects typically entail acquiring a site, overseeing the construction of a store or retail center, and supervising leasing activities.

Inland Retail is part of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and financial companies doing business nationwide. With more than 30 years of experience specializing in acquisition, auctions, commercial real estate brokerage, investment, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Inland Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.